UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 16, 2008

ENLIVEN MARKETING TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-27168	95-4102687
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

205 West 39th Street, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 201-0800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (se General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01      Completion of Acquisition

     As previously reported, on October 31, 2007 Enliven Marketing Technologies Corporation (“Enliven”) completed its acquisition of all of the outstanding partnership interests of Springbox, Ltd. (“Springbox”).

     On November 2, 2007, Enliven filed a current report on Form 8-K disclosing the completion of the acquisition but omitted the financial statements of the business acquired (required by Item 9(a) of Form 8-K) and the pro forma financial information (required by Item 9(b) of Form 8-K) as it was permitted to do pursuant to Item 9(a)(4) and Item 9(b)(2) of Form 8-K because audited financial statements of Springbox were not available at the time of the acquisition.

Item 9.01       Financial Statements and Exhibits (a) Financial Statements of the Business Acquired.

The financial statements of Springbox and the report of PMB Helin Donovan, LLP, the independent registered public accounting firm relating to such financial statements are attached hereto as Exhibit 99.2.

(b)     Pro Forma Financial Information.

The unaudited pro forma combined condensed financial statements of Enliven are attached as Exhibit 99.3, and are not necessarily indicative of the results that actually would have been attained if the acquisition had been in effect on the dates indicated or that may be attained in the future. Such statements should be read in conjunction with the historical financial statements of Enliven and Springbox.

(c)      Exhibits.

23	Consent of Independent Registered Public Accounting Firm.

99.2

Financial statements of Springbox, Ltd. as of September 30, 2007 (unaudited) and December 31, 2006 and for the nine months ended September 30, 2007 and 2006 (unaudited) and for the year ended December 31, 2006.

99.3

Unaudited Pro forma condensed, combined balance sheet as of September 30, 2007 and unaudited pro forma condensed, combined statements of operations for the year ended December 31, 2006 and the nine months ended September 30, 2007.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLIVEN MARKETING TECHNOLOGIES CORPORATION

/s/ CHRISTOPHER C. DUIGNAN
Christopher C. Duignan
Chief Financial Officer

Dated: January 16, 2008